Second Quarter 2012 Earnings Call Presentation August 9, 2012

Globalstar Introduction Safe Harbor Language This presentation contains certain statements that are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward - looking statements . Forward - looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future launches and operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT family of products, problems relating to the ground - based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this presentation regarding matters that are not historical facts, involve predictions . Any forward - looking statements made in this presentation speak as of the date made and are not guarantees of future performance . Actual results or developments may differ materially from the expectations expressed or implied in the forward - looking statements, and we undertake no obligation to update any such statements . Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K .

($3.0) ($2.0) ($1.0) $0.0 $1.0 $2.0 $3.0 $4.0 Second Quarter Highlights Key Financial Metric – Adjusted EBITDA Posts Significant Increase • Globalstar reported its third consecutive quarter of positive Adjusted EBITDA in Q2 2012 and a significant increase over the same period in 2011 • Adjusted EBITDA was $2.9 million compared to a negative Adjusted EBITDA of $2.0 million during the same period in 2011, an improvement of $4.9 million • This improvement was due to a combination of increased revenue and a decrease in operating costs associated with the improvement initiatives instituted in late 2011 • Gross subscriber additions of over 42,000 sets all time record • Growth in consumer SPOT and commercial Simplex businesses continue, while Duplex growth is expected to begin in the second half of this year 1H 2011 vs. 2012 Adjusted EBITDA ($ mil) Q1 11 Q1 12 Q2 11 Q2 12 ($2.5) ($2.0) $2.9 $1.4 2

Second Quarter Highlights Resolution of Disputes with Thales Alenia Space • On June 25 th , the Company announced that it had reached a settlement of its prior disputes with satellite manufacturer Thales Alenia Space • Both companies have agreed to the principal terms of a commercial proposal for the purchase of six additional spacecraft by Globalstar • The mutual settlement also provides that Thales will complete its current work and deliver the remaining Batch 4 satellites to Globalstar so that a fourth launch of six satellites can be conducted later this year • With the resolution of the disputes with Thales now complete and pending the delivery of the six new satellites, Globalstar continues to plan the fourth launch of satellites for later this year 3

Second Quarter Highlights Improved Coverage • Globalstar continued to deploy its second - generation constellation throughout the quarter further improving its voice and duplex data network • The Company has placed additional previously launched second - generation satellites into service with more expected to become operational shortly • Satellite phone call connection rate is expected to approach 90 percent in key markets prior to the fourth launch • With high quality service being restored, Globalstar expects customers to transfer to higher ARPU plans and its competitive offering to begin to attract high value new subscribers 4

Consumer Retail Market Product Leadership SPOT Satellite GPS Messenger ™ and SPOT Connect ™ • Globalstar continues to solidify its unique role as the leading innovator of award - winning MSS retail consumer products • Due to the continued success of Globalstar’s SPOT Satellite GPS Messenger™ and related consumer products, since their introduction in November 2007, Globalstar has sold almost 400,000 SPOT retail devices to over 10,000 points of distribution around the world • The award - winning devices have also been responsible for the initiation of more than 2,000 rescues around the world, and over 300 additional rescues since the beginning of 2012 5

Globalstar is at an Inflection Point… Low Cost Second - Gen Satellite and Ground Network  Delivers true mobile connectivity (voice and data) to the more than one billion people who live, work, or play outside of cellular reach  Daily capacity for 34 billion text messages, M2M transmissions or other small bit messages or 19 million voice or data minutes  Offers the industry’s lowest cost and best voice quality x Breakthrough Mass Market Products  SPOT and derivative consumer products seeing rapid take up (awarded CES “Design & Engineering Award”)  Provides valuable connectivity during emergencies and to outdoor market, at a price point that appeals to the consumer x Valuable Spectrum Assets  Non replicable 25.225 MHz of global spectrum with 19.275 MHz authorized for terrestrial broadband use in the U.S., subject to meeting certain gating requirements  Lease transaction for satellite spectrum previously approved by the FCC and other governmental agencies x 6

Building a Foundation for Growth and Improved Profitability